                                                            DM DRAFT OF 10/18/01

                              EMPLOYMENT AGREEMENT
                              --------------------


     EMPLOYMENT AGREEMENT effective as of Oct 23, 2001 between Q-Net Technologies, Inc. (the "Employer"), a Delaware corporation, and Fredric R. Mann, II (the "Employee").

                                    Recital:
                                    --------

     The parties hereto desire to enter into this Agreement to provide for the employment of the Employee by the Employer and for certain other matters in connection with such employment, all as set forth more fully in this Agreement.

     NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

     1. Duties. The Employer agrees that the Employee shall be employed by the Employer to serve as President and Chief Executive Officer of the Employer and serving in temporary capacity as Chief Financial Officer and General Counsel until such positions are filled by the Board of Directors. The Employee agrees to be so employed by the Employer and to devote his best efforts and substantially all of his business time energies and attention to advance the interests of the Employer and to perform such executive, managerial, administrative and other duties as are from time to time assigned to him by the Board of Directors (the "Board") of the Employer and are consistent with his position as President and Chief Executive Officer, Chief Financial Officer and General Counsel; provided, however, that the Employee may engage in reasonable investment and other personal activities that do not interfere with his duties in and obligations of the respective positions noted above. Employee will also be appointed a director of the Employer for as long as he is employed under this Agreement.

     2. Term. Subject to Sections 5 and 6 hereof, the initial term of the Employee's employment hereunder shall commence on the effective date hereof and shall continue for a term of three years. This Agreement shall be automatically renewed for successive terms of one year each, unless either party gives the other party at least [90] days' prior written notice of termination.

     3.     Compensation.

          (a) Salary. During the term of his employment under this Agreement, the Employee shall be paid an monthly salary at the rate of not less than $25,000 (the "Base Salary"). The Base Salary may be increased from time to time by the Board. The Board shall review the Base Salary at least annually at the end of each calendar year. The Base Salary shall be paid in accordance with the Employer's regular payroll practices.

          (b) Bonuses. The Employee shall be paid a bonus within 60 days after the end of each calendar year, commencing with the calendar year ending December 3 1, 2001, in an amount based on the Employee's performance and merit and the amount of bonuses awarded to other directors and officers of the Employer, as determined by the Board, but in no event less than $60,000 for any calendar year. The minimum amount of the bonus will be payable monthly in advance in the amount of $5,000 per month during each month of the calendar year for which the bonus is payable. In addition, if the Employer obtains financing as a result of the Employee's efforts, the Employer will pay the Employee an additional bonus equal to 5% of the amount so raised, payable in cash and/or registered shares of the Employer's common stock (the "Common Stock") at Employee's option. Such cash bonus shall be paid to Employee at the closing of any transaction so concluded. Any stock bonus shall be issued within 30 days of closing. If the additional bonus is paid in shares of Common Stock, the number of shares will be calculated based on the average trading price of the Common Stock for a period of five trading days prior to the closing date of the financing.

     (c) Fringe Benefits. The Employee shall be entitled to participate in all insurance, vacation and other fringe benefit programs of the Employer to the extent and on the same terms and conditions as are accorded to other officers and key employees of the Employer.

     (d) Reimbursement of Expenses. The Employee shall be reimbursed for all normal items of travel, entertainment and miscellaneous business expenses reasonably incurred by him on behalf of the Employer, provided that such expenses are documented and submitted in accordance with the reimbursement policies of the Employer as in effect from time to time.

     (e) Stock Options. Employee will be granted stock options to purchase 100,000 shares of the Company's common stock in each year of the term of this Agreement or as long as Employee is employed by or serves as a Director of the Company, recognizing that the existing options granted to purchase 100,000 shares of the Company were granted as of October 1, 2000 at an exercise price of $5.00 per share. Subsequent annual option grants shall be effective on October 1st of each year following or a defined number of options at $5.00 per share pro-rata for any portion of each subsequent year thereafter as long as Employee is employed by or serves as Director of the Company. The exercise price of all stock options would be the fair market value of the Corporation's shares at the time of the grant. All stock options would be subject to the terms and conditions of the Corporation's Stock Option Plan and any shares issued upon exercise of any stock options would be subject to any restrictions or resale imposed by applicable securities law.

     (f) Other Compensation. Other compensation not provided for in this Agreement for the services to be rendered by the Employee to the Employer hereunder shall be made at the pleasure of the Board of Directors.

     4. Right of First Refusal. It is understood that Employee currently holds all right, title and interest to 720,000 shares of common stock of the Company representing 5% of the shares of the Corporation issued and outstanding. In order to avoid dilution of Employees equity position in the Company upon subsequent funding events, employee shall be extended the following:

          (a) Offer to Employee; Notice of Acceptance. The Employer agrees to give to the Employee at least 120 days' prior written notice of any proposed sale by the Company of its Common Stock or any right, option or warrant to acquire its Common Stock or any securities convertible into or exchangeable for its Common Stock. Such notice will identify the number of shares or amount of securities to be issued, the proposed date of issuance, the name and address of the person or entity to whom the shares or other securities will be issued and the price and other terms of the issuance. Such notice will also include an offer (the "Offer") to sell to the Employee up to 5% of such shares or other securities (the "Offered Securities") at the same price and on the same other terms as are proposed for such sale or issuance, which Offer by its terms shall remain open for a period of 120 days from the date of receipt of the Employer's notice. To accept the Offer, the Employee must give written notice (the "Notice of Acceptance") to the Employer prior to the end of the 120-day period of such Offer of the Employee's intention to accept the Offer, which Notice of Acceptance shall state the portion of the Offered Securities that the Employee elects to purchase. Upon the closing of the sale of the shares or other securities as to which the Employer has given notice, the Employee shall purchase from the Employer, and the Employer shall sell to the Employee, upon the terms specified in the Offer, the Offered Securities subscribed for by the Employee pursuant to the Notice of Acceptance.


          (b) Right of Employer to Sell Offered Securities Not Subscribed for by Employee. If the Employee does not subscribe for all the Offered Securities pursuant to Section 4(a) hereof, the Employer shall have 60 days from the end of the foregoing 120-day period to sell to any other persons or entities all or any part of such Offered Securities as to which the Employee has not accepted the Offer, such sales in all material respects to be on terms and conditions that are no more favorable to such other persons or entities or less favorable to the Employer than those set forth in the Offer. Any Offered Securities not purchased by the Employee or other persons or entities during such 60-day period may not be sold or otherwise disposed of until they are again offered to the Employee under the procedures specified in this Agreement.

     5.     Death  or  Total  Disability  of  the  Employee.

          (a) Death. In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Employer shall not have any further obligation or liability under this Agreement except that the Employer shall pay to the Employee's estate: (i) any portion of the Employee's Base Salary and bonus for the period up to the Employee's date of death that has been earned but remains unpaid; (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans; and the Employee's estate shall be fully vested in any shares, bonus or equity ownership subscribed to by Employee as may be effective as of the date of the Employee's death.

          (b) Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, for (i) a period of 180 consecutive days or (ii) for any 180 days within a period of 360 consecutive days, at any time during the term of this Agreement, the Employer shall have the right to terminate the Employee's employment hereunder by giving the

Employee 90 days' written notice thereof, and, upon expiration of such 90-day period, the Employer shall not have any further obligation or liability under this Agreement except that the Employer shall pay to the Employee: (i) any portion of the Employee's Base Salary and bonus for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans. The term "Total Disability," when used herein, shall mean a mental or physical condition that in the reasonable opinion of the Board of Directors of the Employer renders the Employee unable or incompetent to carry out the job responsibilities he held or the tasks that he was assigned at the time the disability was incurred.

     6.     Termination.

          (a) Termination by the Employer for Cause. The Employer may discharge the Employee and thereby terminate his employment hereunder upon written notice to the Employee for any of the following reasons: (i) habitual intoxication; (ii) abuse of a controlled substance; (iii) conviction of a felony involving moral turpitude; (iv) adjudication as an incompetent; (v) a breach by the Employee of any material term of this Agreement that is not cured within 30 days after written notice from the Employer; or (vi) misappropriation of any funds or property of the Employer, theft, embezzlement or fraud. In the event that the Employer shall discharge the Employee pursuant to this Section 6(a), the Employer shall not have any further obligation or liability under this Agreement, except that the Employer shall pay to the Employee: (i) any portion of the Employee's Base Salary and bonus, if any, for the period up to the date of termination that has been earned but remains unpaid; and (ii) any benefits that have accrued to the Employee under the terms of the employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans.

          (b) Other Termination by the Employer. The Employer may discharge the Employee and thereby terminate his employment hereunder on 30 days' prior written notice and the payment of $360,000 representing 12 months base salary and bonus in the event that Employer terminates this Agreement. If the Employer shall terminate the employment of the Employee under this Section 6(b), the Employee shall be entitled to be paid: (i) any portion of the Employee's Base Salary and bonus, for the period up to the date of termination that has been earned but remains unpaid; (ii) a severance payment equal to the Employee's Base Salary and bonus for a period of one year, payable in twelve equal monthly installments in advance; and (iii) any benefits that have accrued to the Employee under the terms of any employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans.

          (c) Termination by the Employee for Good Reason. The Employee may terminate his employment for Good Reason (as defined below); provided that the Employee has provided written notice to the Employer that an event constituting Good Reason has occurred and such event continues uncured for 30 days after receipt by the Employer of written notice from the Employee of the occurrence of such event, which notice shall specifically set forth the nature of the Good Reason that is the reason for such resignation. For purposes of this Agreement, "Good Reason" shall mean: (i) a substantial diminution of the Employee's authority, duties or responsibilities as in effect on the date hereof or as hereafter increased; (ii) a material breach by the Employer of any term or provision of this Agreement; or (iii) a Change of Control (as defined below); provided, however, that the term Good Reason shall not include a termination of the Employee's employment hereunder pursuant to Section 5(b), 6(a) or 6(b). The date of termination of the Employee's employment under this Section 6(c) shall be the effective date of any resignation specified in writing by the Employee, which shall not be less than 30 days after receipt by the Employer of written notice of such resignation, provided that such resignation shall not be effective pursuant to this Section 6(c) and the event giving rise to Good Reason shall be deemed to have been cured if such event is corrected by the Employer during such 30-day period. If the Employee shall terminate his employment hereunder for Good Reason, the Employee shall be entitled to be paid: (i) any portion of the Employee's Base Salary and bonus, if any, for the period up to the date of termination that has been earned but remains unpaid; (ii) a severance payment equal to the Employee's Base Salary and bonus for a period of one year, payable in twelve equal monthly installments; (iii) any benefits that have accrued to the Employee under the terms of any employee benefit plans of the Employer, which benefits shall be paid in accordance with the terms of those plans; and (iv) the immediate vesting of all stock options previously granted to the Employee, irrespective of whether the stock options had yet become exercisable under the terms of the grant of the stock options. "Change in Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Employer arising from
(1) any "person" (including a "person" as defined in Section 13(d)(3) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing more than 50% of the combined voting power of the Employer's then outstanding securities or (2) more than 50% of the assets of the Employer being disposed of by the Employer pursuant to a partial or complete liquidation of the Employer, a sale of assets (including stock of a subsidiary or subsidiaries) of the Employer or otherwise.

     7. Employer Documentation. The Employee shall hold in a fiduciary capacity for the benefit of the Employer all documentation, disks, programs, data, records, drawings, manuals, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Employer or the Employer's business that are in the possession or under the control of the Employee.

     8. Supersedes Other Agreements. This Agreement supersedes and is in lieu of any and all other employment arrangements between the Employee and the Employer, but shall not supersede any existing confidentiality or nondisclosure agreements between the Employee and the Employer.

     9. Amendments. Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

     10. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     11. Construction. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware, U.S.A.

     12.     Assignment.

          (a) By the Employer. The rights and obligations of the Employer under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Employer. The Employer shall require each and every successor (whether direct or indirect, by asset or stock purchase, share exchange, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent the Employer would be required to perform it if no such succession had taken place. As used in this Agreement, "the Employer" shall mean the Employer as hereinbefore defined and any successor to its business and/or assets as provided above that executes and delivers the agreement provided for in this Section 15(a) or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) By the Employee. This Agreement and the obligations created hereunder may not be assigned by the Employee, but all rights of the Employee hereunder shall inure to the benefit of and be enforceable by his heirs, devisees, legatees, executors, administrators and personal representatives.

     13. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed by certified mail, return receipt requested, or delivered by a national overnight delivery service addressed to the intended recipient as follows:

               If  to  the  Employer:

               Q-Net  Technologies,  Inc.
               Suite  4200
               One  Liberty  Place
               Philadelphia,  PA  19103

               If  to  the  Employee:

               Fredric  R.  Mann,  II
               226  W.  Rittenhouse  Square
               Philadelphia,  PA  19103

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     14. Waivers. No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or his or its duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

     15. Survival of Covenants. The provisions of Sections 6, 7, 8 and 9 hereof shall survive the termination of this Agreement. Furthermore, any provision of this Agreement which provides a benefit to the Employee and which by the express terms hereof does not terminate upon the termination of the Employee's employment shall remain binding upon the Employer until such time as such benefits are paid in full to the Employee or his successors.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


                                   Q-NET  TECHNOLOGIES,  INC.
                                       /s/ Weiguo  Lang
                                   By:_______________________________
                                             Chairman
                                        Title:________________________


                                   /s/ Fredric  R.  Mann
                                   ___________________________________
                                   Fredric  R.  Mann,  II